EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77G:
  Defaults and arrears on senior securities

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
------------------------------------------------------------------

EXHIBIT A:
Annuity Board Funds:
Question 77-G Securities in Default

SECURITY              DEFAULT      DATE OF        AMOUNT/    TOTAL AMOUNT
                      REASON       DEFAULT     $1,000SHARES    IN DEFAULT

Worldcom, Inc.      Bankruptcy    01/15/2002      3900        $4,064,585
Worldcom, Inc.      Bankruptcy    05/15/2002       554          $563,710
Worldcom, Inc.      Bankruptcy    05/15/2002       705          $718,592
Adelphia Communications
                    Bankruptcy   11/15/2001       250           $267,195
Adelphia Communications
                    Bankruptcy   04/01/2002       250           $258,214
Telewest Communications PLC
                    Bankruptcy   02/01/2003       145           $145,040



EXHIBIT B:

AB FUNDS TRUST
Medium-Duration Bond Fund

Quarterly Report from Adviser for the Quarter Ended March 31, 2003

PROCEDURES PURSUANT TO RULE 10F-3*

(1) Name of Underwriters:

Bank of America Securities
LLC; Barclays Capital;
Credit Lyonnais (US);
Goldman, Sachs & Co.;
Greenwich Capital Markets
Inc.; Scotia Capital Inc.;
Wachovia Securities Inc.

(2) Name of Issuer

PHH Corp.

(3) Title of Security

CD 7-1/8
03/01/13

(4) Date of Prospectus of First Offering

2/13/03

(5) Amount of Total Offering

$600,000,000

(6) Unit Price

99.333

(7) Underwriting Spread or Commission

0.65%

(8) Rating

Baa1/BBB+/BBB+

(9) Maturity Date

03/01/13

(10) Current Yield

7.2%

(11) Yield to Maturity

7.22%

(12) Subordination Features

Notes

(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue


(14) Total Par Value of Bonds Purchased

600,000

(15) Dollar Amount of Purchases

$595,998

(16) Number of Shares Purchased

600,000

(17) Years of Continuous Operation (excluding municipal securities. See 25(d))

The company has been in continuous operation for greater than three years.

(18) % of Offering Purchased by Fund

0.001%

(19) % of Offering Purchased by Associated Funds

0.0063%

(20) Sum of (18) and (19)**

0.0073%

(21) % of Fund's Total Assets Applied to Purchase

0.3%





(22)

Name(s) of Underwriter(s) or
Dealer(s) from whom
Purchased

Barclays Capital

(23) Is the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an "affiliated person," a Manager or Co-Manager of Offering?

Yes

(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of whom the Adviser or Subadviser is an "affiliated person"?

No

(25) Have the following conditions been satisfied:

(a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section
3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

Yes

(b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes

(c) The underwriting was a firm commitment underwriting?

Yes

(d) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?

No

*Rule 10f-3 procedures allow the Medium-Duration Bond Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.